UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kaseta Appointment

On November 30, 2020 (the “Effective Date”), Michael Kaseta was appointed by the Board of Directors (the “Board”) of Liquidia Corporation, a Delaware corporation (the “Company”), as the Company’s Chief Financial Officer, succeeding Steven Bariahtaris, the Company’s former Interim Chief Financial Officer. A copy of the press release announcing Mr. Kaseta’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Kaseta’s appointment, on the Effective Date, Liquidia Technologies, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Liquidia Technologies”), and Mr. Kaseta entered into an executive employment agreement (the “Employment Agreement”) pursuant to which Mr. Kaseta is entitled to an annual base salary of $435,000 and is eligible to receive a discretionary annual cash bonus of up to 40% of his annualized base salary (the “Target Amount”). Furthermore, in March 2021, Mr. Kaseta will receive a $130,000 sign-on bonus which is subject to repayment if, prior to the first anniversary of the Effective Date, Mr. Kaseta’s employment is terminated for “Cause” (as defined in the Employment Agreement) or Mr. Kaseta resigns without “Good Reason” (as defined in the Employment Agreement). Moreover, Mr. Kaseta is entitled to reimbursement of reasonable out-of-pocket costs of temporary housing and transportation for up to 18 months after the Effective Date and a relocation allowance up to a maximum aggregate gross amount of $80,000, each subject to the terms and conditions in the Employment Agreement. Mr. Kaseta’s base salary may be increased from time to time by the Board and, notwithstanding anything to the contrary, may also be reduced if the Board determines such reduction is necessary and justified by the Company’s financial condition and implements an equal percentage reduction in the base salaries of all of the Company’s executive officers, provided that such reduction will not be greater than 10% of his base salary. In accordance with the employment practices in North Carolina, Mr. Kaseta is employed by Liquidia Technologies on an at-will basis, meaning that either Liquidia Technologies or Mr. Kaseta may terminate his employment at any time without giving advance notice.

On the Effective Date, pursuant to his Employment Agreement, Mr. Kaseta was granted an incentive stock option entitling the purchase up to 230,000 shares (the “Option”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), with an exercise price per share equal to $2.79, the Fair Market Value (as defined under the Liquidia Corporation 2020 Long-Term Incentive Plan (the “Plan”)) of a share of Common Stock on the date of grant. The Option (i) is subject to the terms of the Plan and the form of incentive stock option grant agreement, and (ii) vests as follows: 25% of the shares of Common Stock underlying the Option will become vested and exercisable on November 30, 2021 and the balance of Option shares will become vested and exercisable in equal monthly installments over the following 36 months.

In the event Mr. Kaseta’s employment is terminated without Cause or Mr. Kaseta resigns from his employment for Good Reason, and provided he signs and does not revoke a general release of claims in favor of the Company and its affiliates, among other things, then he will be entitled to receive, subject to his compliance with certain obligations: (a) salary continuation for nine months (the “Severance Period”); (b) any unpaid bonus for any full performance period completed prior to the termination date; and (c) payment of the employer portion of the premiums required to continue his group healthcare coverage under the applicable provisions of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that he elects to continue and remains eligible for these benefits, until the earliest of (i) the close of the Severance Period, (ii) the expiration of his eligibility for the continuation coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In the event Mr. Kaseta’s employment is terminated for Cause or due to his death or “Disability” (as defined in the Employment Agreement) or Mr. Kaseta resigns from his employment for any reason other than a resignation for Good Reason, he will not receive any severance compensation or benefits.

In the event Mr. Kaseta's employment is terminated without Cause or he resigns for Good Reason within 12 months following the effective date of a “Change in Control” (as defined in the Plan), then Mr. Kaseta will be eligible to receive, subject to his compliance with certain obligations, the same severance benefits on the same conditions as if he had been terminated without Cause; provided, however, that (a) the Severance Period shall be increased to 12 months, (b) Mr. Kaseta will receive a bonus paid at the Target Amount, and (c) in the event that Mr. Kaseta's outstanding equity as of the closing of the Change in Control is assumed or continued (in accordance with its terms) by the surviving entity in a Change in Control, then 100% of the unvested portion of such equity shall become vested.

Mr. Kaseta, age 45, served as Chief Financial Officer of Aerami Therapeutics, Inc., a private biotech company focused on the development of improved therapies for the treatment of severe respiratory diseases, including pulmonary arterial hypertension, from January 2019 until November 2020, and served as Chief Financial Officer of Aralez Pharmaceuticals Inc., a former specialty pharmaceutical company (“Aralez”) (Nasdaq: ARLZ), from March 2018 until January 2019. Mr. Kaseta previously served as Head of Finance and Interim Chief Financial Officer of Aralez from November 2017 until March 2018 and Corporate Controller from September 2016 until November 2017. Prior to joining Aralez, Mr. Kaseta held various positions at Sanofi S.A., a global biopharmaceutical company focused on human health, including most recently Chief Financial Officer Sanofi North America, Global Services, from April 2015 through September 2016. Mr. Kaseta was previously the Vice President Sanofi NA Pharma Controlling from January 2013 through April 2015, Vice President, Sanofi Financial Shared Services from March 2007 through December 2013 and Director of Technical Accounting from 2005 to 2007. Mr. Kaseta holds a BBA in accounting from James Madison University and is a CPA (inactive) licensed in the state of New Jersey. There are no family relationships between Mr. Kaseta and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kaseta was not appointed pursuant to any arrangement or understanding between Mr. Kaseta and any other person.

The description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Bariahtaris Transition

Mr. Bariahratis will remain a consultant of the Company pursuant to a new consulting agreement to be entered into between the Company and Arktoros, LLC, of which Mr. Bariahtaris is the managing member. Mr. Bariahtaris has served as a consultant to the Company since January 2020.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
10.1	Executive Employment Agreement, dated as of November 30, 2020, by and between Liquidia Technologies, Inc. and Michael Kaseta.
99.1	Press Release of Liquidia Corporation, dated November 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2020	Liquidia Corporation

	By:	/s/ Neal F. Fowler
		Name:	Neal F. Fowler
		Title:	Chief Executive Officer